Exhibit 99.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

AMONG

KP SPORTS, INC.

(d/b/a UNDER ARMOUR PERFORMANCE APPAREL),

ROSEWOOD CAPITAL IV, L.P.,

ROSEWOOD CAPITAL IV ASSOCIATES, L.P.

AND

THE OTHER HOLDERS NAMED HEREIN

September 30, 2003

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 30, 2003 by and between (i) KP Sports, Inc., a Maryland corporation doing business as “Under Armour Performance Apparel” (the “Company”), (ii) the existing stockholders of the Company listed on the signature pages hereto (each individually an “Existing Stockholder” and collectively, the “Existing Stockholders”), and (iii) Rosewood Capital IV, L.P., a Delaware limited partnership, and Rosewood Capital IV Associates, L.P., a Delaware limited partnership (collectively referred to hereinafter as the “Investors” and individually as an “Investor”).  The Investors and the Existing Stockholders, together with any other persons who shall hereafter acquire Registrable Securities (as hereinafter defined) and execute a counterpart hereto pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement, are referred to herein collectively as the “Holders” and individually as a “Holder.”

WHEREAS, on the date hereof, the Existing Stockholders own an aggregate of 10,400,000 shares of the Company’s Class A Common Stock, par value $.001 per share (the “Common Stock”).

WHEREAS, on the date hereof, the Investors have acquired an aggregate of 1,200,000 shares of Series A Preferred Stock, $.001 par value per share (the “Series A Stock”) and an aggregate of 1,208,055 shares of Class B Common Stock, $.001 par value per share (the “Class B Common Stock”) from the Company pursuant to a Stock Purchase Agreement dated as of the date hereof among the Company and the Investors (the “Purchase Agreement”);

WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights with respect to the registration of the Common Stock issuable upon conversion of the Class B Common Stock; and

WHEREAS capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 2 hereof.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.              REGISTRATION RIGHTS

1.1.                            Demand Registration Rights of Initiating Holders

1.1.1.                  Request

At any time six (6) months after the closing of the Company’s IPO, the Initiating Holders may request registration for sale under the Act of all or part of the Registrable Securities then held by them, provided that the reasonably anticipated aggregate price to the public of such Registrable Securities in any such registration are at least $10,000,000, and upon such request the Company will promptly take the actions specified in Section 1.1.2.

1.1.2.                  Demand Procedures

Within ten (10) Business Days after receipt by the Company of a written registration request under Section 1.1.1 (which request shall specify the number of shares proposed to be registered and sold and the manner in which such sale is proposed to be effected), the Company shall promptly give written notice to all other Holders of the proposed demand registration, and such other Holders shall have the right to join in the proposed registration and sale with respect to the Registrable Securities held by them, upon written request to the Company (which request shall specify the number of shares proposed to be registered and sold) within ten (10) Business Days after receipt of such notice from the Company.  The Company shall thereafter, as expeditiously as practicable, use commercially reasonable efforts to (i) file with the SEC under the Act a registration statement on the appropriate form concerning all Registrable Securities specified in the demand request and all Registrable Securities with respect to which the Company has received the written request to participate in such demand registration from the other Holders and (ii)  cause the registration statement to be declared effective.  At the request of the Initiating Holders requesting registration, the Company shall use its commercially reasonable efforts to cause each offering pursuant to Section 1.1.1 to be managed, on a firm commitment basis, by a recognized regional or national underwriter selected by the Company and approved by the Initiating Holders, such approval not to be unreasonably withheld.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form.  The Company shall not be obligated to effect more than two (2) registrations requested by Initiating Holders under Section 1.1.1, provided, however, that each such request shall be deemed satisfied only when a registration statement covering not less than seventy-five percent (75%) of the Registrable Securities specified in notices received as aforesaid from the Initiating Holders, for sale in accordance with the method of disposition specified by the Initiating Holders, has become effective for a period of at least ninety (90) days (or such shorter period as all securities thereunder have been sold).

1.1.3.                  Delay by Company

The Company shall not be required to proceed to effect a demand registration under the Act pursuant to Section 1.1.1 above if (i) the Company receives a request for registration under Section 1.1.1 less than ninety (90) days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company’s Board of Directors prior to the Company’s receipt of the request and in such event the Company shall not be required to effect any such requested registration until one hundred eighty (180) days after the effective date of such proposed underwritten public offering; (ii) within 180 days prior to any such request for registration, a registration of securities of the Company has been effected in which the Initiating Holders had the right to participate pursuant to this Section 1.1 or Section 1.2 hereof; or (iii) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, share exchange, reorganization, recapitalization, or any other form of business combination or transaction materially affecting the capital structure, or equity ownership of the Company, or would otherwise be seriously detrimental to the Company because the Company was then in the process of raising capital in the public or private markets; provided, however, that the Company may only delay a demand registration pursuant to this Section 1.1.3 for a period not exceeding one hundred eighty (180) days (or until such earlier time as such transaction is consummated or no longer proposed) and may only defer any such filing pursuant to this Section 1.1.3 once per calendar year.  The Company shall promptly notify in writing the Holders requesting registration of any decision not to effect any such request for registration pursuant to this Section 1.1.3, which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify such Holders as soon as a demand registration may be effected.

1.1.4.                  Reduction

If a demand registration is an underwritten registration and the managing underwriters advise the Company and the Holders participating in the demand registration in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, then the Company shall include in such registration (i) first the shares proposed to be sold by the Investors, allocated pro rata among such Investors in proportion to the number of Registrable Securities owned by them and (ii) second, the shares of any other Holders participating in the demand registration, allocated pro rata among such Holders in proportion to the number of shares of Registrable Securities owned by them.

1.1.5.                  Withdrawal

Holders participating in any demand registration pursuant to this Section 1.1 may withdraw at any time before a registration statement is declared effective, and the Company may withdraw such registration statement if no Registrable Securities are then proposed to be included (and if withdrawn by the Company the Holders shall not be deemed to have requested a demand registration for purposes of Section 1.1.1 hereof).  If the Company withdraws a registration statement under this Section 1.1.5 in respect of a registration for which the Company would otherwise be required to pay expenses under Section 1.6.2 hereof, the Holders that shall have withdrawn shall reimburse the Company for all expenses of such registration in proportion to the number of shares each such withdrawing Holder shall have requested to be registered.  Notwithstanding the foregoing, however, if (i) at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request or (ii) a majority of the Initiating Holders agree to forgo one demand right, then the Holders shall not be required to pay any of said registration expenses and in connection with (i) the Company shall be deemed not to have effected a registration pursuant to Section 1.1.2 of this Agreement.

1.2.                            Piggyback Registration Rights

1.2.1.                  Request

If at any time or times after the date of this Agreement the Company proposes to file a registration statement covering any of its securities under the Act (whether to be sold by it or by one or more selling stockholders), other than an offering pursuant to a demand registration under Section 1.1.1 or Section 1.3 hereof or an offering registered on Form S-8 or Form S-4, or successor forms relating to employee stock plans and business combinations, the Company shall, not less than ten (10) Business Days prior to the proposed filing date of the registration statement, give written notice of the proposed registration to all Holders specifying in reasonable detail the proposed transaction to be covered by the registration statement, and at the written request of any Holder delivered to the Company within five (5) Business Days after giving such notice, shall include in such registration and offering, and in any underwriting of such offering, all Registrable Securities as may have been designated in the Holder’s request.  The Company shall have no obligation to include shares of Common Stock owned by any Holder in a registration statement pursuant to this Section 1.2, unless and until such Holder (a) in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions and (b) shall have furnished the Company with all information and statements about or pertaining to such Holder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of the registration statement.

1.2.2.                  Reduction

If a registration in which any Holder has the right to participate pursuant to this Section 1.2 is (i) the Company’s IPO, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company’s stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such securities (including Registrable Securities) entirely from the Company’s IPO, or (ii) an underwritten registration subsequent to the IPO and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities of the Company proposed to be sold by the Company, (ii) second, the shares proposed to be sold by Holders exercising rights under Section 1.2.1, allocated pro rata among such Holders in proportion to the number of Registrable Securities owned by them and (iii) third, the shares held by any other stockholders proposing to sell shares of Common Stock pursuant to such registration.

1.3.                            Registration on Form S-3

Subject to the limitations set forth in Section 1.1.3, if at any time the Company is eligible to use Form S-3 (or any successor form) for secondary sales Initiating Holders may request (by written notice to the Company stating the number of Registrable Securities proposed to be sold and the intended method of disposition) that the Company file a registration statement on Form S-3 (or any successor form) for a public sale of all or any portion of the Registrable Securities beneficially owned by them (which may include a “shelf” registration under Rule 415 under the Act, or any successor rule), provided that the reasonably anticipated aggregate price to the public of such Registrable Securities in any such registration shall be at least $2,000,000.  Upon receiving such request, the Company shall use its commercially reasonable efforts to promptly file a registration statement on Form S-3 (or any successor form) to register under the Act for public sale in accordance with the method of disposition specified in such request, the number of shares of Registrable Securities specified in such request and shall otherwise carry out the actions specified in Section 1.1.2 and 1.4.  The Company shall not be obligated to file more than one registration statement on Form S-3 (or any successor form) pursuant to this Section 1.3 within any twelve (12) month period.

1.4.                            Registration Procedures

Whenever any Holder has requested that any Registrable Securities be registered pursuant to Sections 1.1, 1.2 or 1.3 hereof, the Company shall:

(1)           prepare and file with the SEC a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for such Holder with copies of all such documents proposed to be filed) and to cause such registration statement to comply as to form and content in all material respects with the SEC’s forms, rules and regulations;

(2)           prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days (two (2) years in the case of a registration pursuant to Section 1.3 hereof) or until such Holder has completed the distribution described in such registration statement, whichever occurs first;

(3)           furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Holder may reasonably request;

(4)           use commercially reasonable efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as such Holder requests (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 1.4(2) hereof), and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection (4), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction); provided that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by such Holder, then such Holder shall pay such expenses to the extent required by such jurisdiction;

(5)           notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare, file and furnish to the Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in light of the circumstances then existing, necessary to make the statements therein not misleading;

(6)           cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed;

(7)           provide a transfer agent and registrar for all such shares not later than the effective date of such registration statement;

(8)           enter into such customary agreements and take all such other customary actions as such Holder reasonably requests (and subject to its reasonable approval) in order to expedite or facilitate the disposition of such shares;

(9)           make available for inspection by such Holder, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such Holder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties of the Company (other than confidential intellectual property or other property or information that is subject to legal confidentiality obligations);

(10)         in connection with an underwritten offering pursuant to a registration statement filed pursuant to Section 1.1 hereof, enter into an underwriting agreement in customary form and containing customary provisions, including provisions for indemnification of underwriters and contribution, if so requested by any underwriter.

1.5.                            Holdback Agreement

(a)           Notwithstanding anything in this Agreement to the contrary, if after any registration statement to which the rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Company’s Board of Directors determines in good faith that the failure of the Company to (i) suspend sales of stock under the registration statement or (ii) amend or supplement the registration statement, would have a material adverse effect on the Company, the Company shall so notify each Holder participating in such registration and each Holder shall suspend any further sales under such registration statement until the Company advises the Holder that the registration statement has been amended or that conditions no longer exist which would require such suspension, provided that the Company may impose any such suspension for no more than thirty (30) days and no more than two (2) times during any twelve (12) month period.

(b)           In the event that the Company effects a registration of any securities under the Act in an underwritten public offering, each Holder agrees not to effect any sale, transfer, disposition or distribution, including any sale pursuant to Rule 144 under the Act, of any Equity Securities (except as part of such offering) during the 180-day period commencing with the effective date of the registration statement for the IPO and, for so long as each Holder owns 5% or more of the Company’s outstanding voting securities, the 90-day period commencing with the effective date of the registration statement for any subsequent public offering, provided that all officers, directors and holders of 5% or more of the Company’s outstanding voting securities enter into agreements providing for similar restrictions on sales.

1.6.                            Registration Expenses

1.6.1.                  Holder Expenses

If, pursuant to Sections 1.1, 1.2 or 1.3 hereof, Registrable Securities are included in a registration statement, then the Holder thereof shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares and such expenses as may be payable under Section 1.4(4) hereof.

1.6.2.                  Company Expenses

Except for the fees and expenses specified in Section 1.6.1 hereof and except as provided below in this Section 1.6.2, the Company shall pay all expenses incident to the registration of shares by the Company and any Holders pursuant to Sections 1.1, 1.2 or 1.3 hereof, and to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than any Holder’s portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, the fees and expenses of counsel for the Company and the reasonable fees and expenses of a single counsel for all Holders selling shares and all independent certified public accountants and other persons retained by the Company.

1.6.3.                  Indemnity and Contribution

(a)           In the event that any shares owned by a Holder are proposed to be offered by means of a registration statement pursuant to Sections 1.1, 1.2 or 1.3 hereof, to the extent permitted by law, the Company agrees to indemnify and hold harmless such Holder, any underwriter participating in such offering, each officer, partner, manager and director of such person, each person, if any, who controls or may control such Holder or underwriter within the meaning of the Act and each representative of any Holder serving on the Board of Directors of the Company (such Holder or underwriter, its officers, partners, managers, directors and representatives, and any such other persons being hereinafter referred to individually as a “Holder Indemnified Person” and collectively as “Holder Indemnified Persons”) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys’ fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Holder Indemnified Person, directly or indirectly (hereinafter referred to in this Section 1.6.3 in the singular as a “claim” and in the plural as “claims”), based upon, arising out of or resulting from any breach of representation or warranty made by the Company in any underwriting agreement or any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by or on behalf of such Holder Indemnified Person specifically for use in connection with the registration statement.

(b)           In the event that any shares owned by a Holder are proposed to be offered by means of a registration statement pursuant to Sections 1.1, 1.2 or 1.3 hereof, each such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each officer of the Company who signs the Registration Statement, each director of the Company, any underwriter participating in such offering, and each person, if any, who controls or may control the Company or such underwriter within the meaning of the Act (the Company, such officers and directors of the Company, such underwriter, and any such other persons also being hereinafter referred to individually as a “Company Indemnified Person” and collectively as “Company Indemnified Persons”) from and against all claims based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such claim is based upon, arises out of or results from information furnished to the Company in writing by or on behalf of such Holder explicitly for use in connection with the registration statement; provided, however, that a Holder shall be under no obligation to indemnify or hold harmless any Company Indemnified Persons with respect to any amount in excess of the net proceeds received by such Holder in connection with any sales of securities effected under such registration statement.

(c)           The indemnification provisions set forth herein shall be in addition to any liability the Company or any Holder may otherwise have to the Holder Indemnified Persons or Company Indemnified Persons.  The Company Indemnified Persons and the Holder Indemnified Persons are hereinafter referred to as “Indemnified Persons.”  Promptly after receiving notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 1.6.3, such Indemnified Person shall submit written notice thereof to either the Company or the Holders, as the case may be (sometimes being hereinafter referred to as an “Indemnifying Person”).  The failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such failure, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such failure.  The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner; provided, however, if the defendants in any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be a conflict between the positions of the Indemnifying Person and the Indemnified Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person, the Indemnified Person shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the Indemnified Person at the expense of the Indemnifying Person, it being understood, however, that the Indemnifying Person shall not be liable for the fees and expenses of more than one separate counsel for all Indemnified Persons.  In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person.  Notwithstanding the foregoing, (i) no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (such consent not to be unreasonably withheld) and (ii) no Indemnifying Person shall, without the consent of such Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is a party and indemnity has been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability for claims that are the subject matter of such proceeding.

(d)           If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of any losses or claims in such proportion as is appropriate to reflect the relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other in connection with the statements or omissions that resulted in such losses or claims as well as any other relevant equitable considerations.  The relative fault of the Indemnified Person and the Indemnifying Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties’ relative intent, knowledge and access to information and opportunity to correct or prevent such statement or omission.  In no event will the liability of any Holder for contribution exceed the net proceeds received by such Holder in any sale of securities to which such liability relates.

1.7.                            Grant and Transfer of Registration Rights

Except for registration rights granted by the Company after the date hereof (a) in connection with business acquisitions and which relate solely to registrations on Form S-3 or (b) which are subordinate or pari passu to the rights of the Holders hereunder, the Company shall not grant any registration rights to any other person or entity without the prior written consent of the Initiating Holders, which consent shall not be unreasonably withheld or delayed.  Holders shall have the right to transfer or assign the rights contained in this Agreement (i) to any limited partner or affiliate of a Holder in connection with the transfer of any Registrable Securities, (ii) to any third party transferee acquiring at least three percent (3%) of the shares of Common Stock then outstanding on a fully-diluted basis, (iii) in the event that the transferring or assigning Holder owns less than three percent (3%) of the shares of Common Stock outstanding on a fully-diluted basis, to any thirty party transferee acquiring all (but not less than all) of the Registrable Securities held by such Holder, or (iv) to a Holder’s Family Members; provided: (a) such transfer of Registrable Securities is permitted under the Stockholders’ Agreement and applicable law, (b) the Company is, within thirty (30) days after such transfer or as soon as practicable thereafter, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (c) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.8.                            Information from Holder

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.9.                            Changes in Common Stock

If there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

1.10.                     Rule 144 Reporting

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Act, at all times after the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.                                      DEFINITIONS

The capitalized terms contained in this Agreement shall have the following meanings unless otherwise specifically defined:

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean this Registration Rights Agreement.

“Business Day” shall mean Monday through Friday and shall exclude any federal or bank holidays observed in Baltimore, Maryland.

“Class B Common Stock” shall mean the Class B Common Stock of the Company, $.001 par value per share.

“Common Stock” shall mean the Class A Common Stock of the Company, $.001 par value per share.

“Company” shall mean KP Sports, Inc., a Maryland corporation doing business as “Under Armour Performance Apparel”, or any successor thereto.

“Company Indemnified Persons” or “Company Indemnified Person” shall have the meanings ascribed to those terms in Section 1.6.3.

“Equity Securities” shall mean the Common Stock, the Series A Stock, the Class B Common Stock and any other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, any stock or security convertible into or exchangeable for Common Stock or any stock, security or interest in the Company whether or not convertible into or exchangeable for Common Stock.

“Existing Stockholders” or “Existing Stockholder” shall have the meaning ascribed to those terms in the Preamble.

“Family Member” shall mean, as applied to any individual, such individual’s spouse, child (including stepchild or an adopted child), grandchildren, parent, grandparent, brother or sister or any spouse of any of the foregoing, each trust, family limited partnership, retirement plan or other similar estate planning vehicle created for the exclusive benefit of any one or more of them.  “Family Member” shall also include any of such persons with respect to the individual’s spouse.

“Holders” or “Holder” shall have the meaning ascribed to those terms in the Preamble.

“Holder Indemnified Persons” or “Holder Indemnified Person” shall have the meanings ascribed to those terms in Section 1.6.3.

“Indemnified Person” shall have the meaning ascribed to that term in Section 1.6.3.

“Indemnifying Person” shall have the meaning ascribed to that term in Section 1.6.3.

“Initiating Holders” shall mean Holders who in the aggregate beneficially own not less than 50% of the shares of Common Stock issued or issuable upon the conversion of the Class B Common Stock.

“Investors” or “Investor” shall have the meaning ascribed to those terms in the preamble.

“IPO” shall mean the initial public offering of the Company’s Common Stock registered under the Act.

“Purchase Agreement” shall have the meaning ascribed to that term in the Recitals.

“Registrable Securities” shall mean (i) shares of Common Stock issued upon conversion of the Class B Common Stock, (ii) shares of Common Stock held by the Existing Stockholders on the date hereof and (iii) any shares of Common Stock issued as a distribution with respect to or in exchange for or in replacement for any of the shares referred to in clauses (i) and (ii); provided, however, that Registrable Securities shall not include any securities that have been previously sold pursuant to a registration statement filed under the Act or under Rule 144 promulgated under the Act, or which have otherwise been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned, or, as to any Holder, all of such Holder’s Registrable Securities if all such Registrable Securities are then eligible for sale in a single transaction under Rule 144(k) promulgated under the Act.

“SEC” shall mean the United States Securities and Exchange Commission.

“Series A Stock” shall have the meaning ascribed to that term in the Recitals.

“Stockholders’ Agreement” shall mean the Stockholders’ Agreement among the Company and other parties named therein, dated as of the date hereof.

3.              MISCELLANEOUS

3.1.                            Entire Agreement; Amendment

This Agreement constitutes the entire agreement among the parties hereto with respect to the matters provided for herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement may not be amended without the written consent of: (i) the Company, (ii) the Initiating Holders and (iii) the Holders who beneficially own at least a majority of the outstanding Registrable Securities then held by all Holders.

3.2.                            Waiver

No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

3.3.                            Termination

This Agreement shall forthwith become wholly void and of no force and effect upon the earlier to occur of the following: (i) as to any Holder (including any assignee of such Holder), at such time as the Holder retains less than one percent (1%) of the Company’s outstanding Common Stock (including Common Stock issuable upon conversion of the Class B Common Stock) and all such Holder’s Registrable Securities are then eligible for sale, during any ninety (90) day period, in a single transaction under Rule 144 promulgated under the Act (including the volume limitations thereunder), or (ii) five (5) years from the closing of the Company’s IPO.

3.4.                            No Third Party Beneficiaries

Except to the extent that the rights hereunder are assigned in accordance with Section 1.7, it is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

3.5.                            Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

3.6.                            Governing Law; Exclusive Jurisdiction

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof).  Any legal action or proceeding against the parties with respect to this Agreement shall be brought and enforced in the state court located in Baltimore City, Maryland or the federal District Court for the State of Maryland located in Baltimore City, Maryland, and any appellate courts from thereof, and by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally, irrevocably and unconditionally, the exclusive jurisdiction of the aforesaid courts.  Each of the parties agrees that a judgment, after exhaustion of all available appeals, in any such action or proceedings shall be conclusive and binding upon them, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of such judgment.  Each of the parties hereby waives irrevocably, to the fullest extent permitted by law, any objection to the laying of venue in Baltimore City, Maryland or any claim of inconvenient forum in respect of any such action in Baltimore City, Maryland to which it might otherwise now or hereafter be entitled in any actions arising out of or based on this Agreement.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.7.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

3.7.                            Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy, addressed as follows:

(i)            If to the Company:

KP Sports, Inc.

1020 Hull Street, 3rd Floor

Baltimore, MD 21230

Telecopy No.: (410) 234-9824

Attention:  J. Scott Plank

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

111 S. Calvert Street, Suite 1600

Baltimore, MD 21202

Telecopy No.: (410) 539-6981

Attention:  Lawrence R. Seidman

(ii)                                  If to either or both of the Investors:

Rosewood Capital

One Maritime Plaza, Suite 1330

San Francisco, California  94111

Telecopy No.: (415) 362-1192

Attention:

with a copy (which shall not constitute notice) to:

Alston & Bird L.L.P.

One Atlantic Center

Atlanta, GA 30309-3424

Telecopy No.: (404) 253-8394

Attention:  W. Thomas Carter, III

If to the other Holders, then to the names and addresses set forth on the books and records of the Company

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication which shall be hand-delivered, mailed, transmitted or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

3.8.                            Execution in Counterparts; Facsimile Signatures

To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.  This Agreement may be executed by facsimile signatures.

3.9.                            Severability

If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

3.10.                     Headings

Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

KP SPORTS, INC.

By:	/s/ Kevin A. Plank
Name: Kevin A. Plank
Title: President and Chief Executive Officer

THE HOLDERS

ROSEWOOD CAPITAL IV, L.P.

By:	Rosewood Capital Associates IV, LLC
Its:	General Partner

By:	/s/ Byron K. Adams, Jr.
Name: Byron K. Adams, Jr.
Title: Managing Member

ROSEWOOD CAPITAL IV ASSOCIATES, L.P.

By:	Rosewood Capital Associates IV, LLC
Its:	General Partner

By:	/s/ Byron K. Adams, Jr.
Name: Byron K. Adams, Jr.
Title: Managing Member

[Signature Page to Registration Rights Agreement]

THE EXISTING STOCKHOLDERS

/s/ Kevin A. Plank
Kevin Plank

PLANK INVESTMENTS L.P.

By:	/s/ Jayne H. Plank, General Partner
Name: Jayne Plank
Title: General Partner

/s/ J. Scott Plank
J. Scott Plank

/s/ Ryan Wood
Ryan Wood

/s/ Kip Fulks
Kip Fulks

/s/ Stuart Plank
Stuart Plank

/s/ Ray Bank
Ray Bank

[Signature Page to Registration Rights Agreement]

TABLE OF CONTENTS

1.	REGISTRATION RIGHTS
	1.1.	Demand Registration Rights of Initiating Holders
		1.1.1.	Request
		1.1.2.	Demand Procedures
		1.1.3.	Delay by Company
		1.1.4.	Reduction
		1.1.5.	Withdrawal
	1.2.	Piggyback Registration Rights
		1.2.1.	Request
		1.2.2.	Reduction
	1.3.	Registration on Form S-3
	1.4.	Registration Procedures
	1.5.	Holdback Agreement
	1.6.	Registration Expenses
		1.6.1.	Holder Expenses
		1.6.2.	Company Expenses
		1.6.3.	Indemnity and Contribution
	1.7.	Grant and Transfer of Registration Rights
	1.8.	Information from Holder
	1.9.	Changes in Common Stock
	1.10.	Rule 144 Reporting
2.	DEFINITIONS
3.	MISCELLANEOUS
	3.1.	Entire Agreement; Amendment
	3.2.	Waiver
	3.3.	Termination
	3.4.	No Third Party Beneficiaries
	3.5.	Binding Effect
	3.6.	Governing Law; Exclusive Jurisdiction
	3.7.	Notices
	3.8.	Execution in Counterparts; Facsimile Signatures
	3.9.	Severability
	3.10.	Headings